Exhibit 10.4
ELEVENTH AMENDMENT TO OFFICE LEASE

THIS ELEVENTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into to be effective as of the 31st day of July, 2026, by and between VESTAR GATEWAY, LLC, a Delaware limited liability company (“Landlord”) and RECURSION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.    Landlord and Tenant have previously executed and delivered that certain Office Lease dated November 13, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 25, 2018 (the “First Amendment”), as amended by that certain Second Amendment to Office Lease dated November 13, 2019 (the “Second Amendment”), as amended by that certain Third Amendment to Office Lease dated January 22, 2021 (the “Third Amendment”), as amended by that certain Fourth Amendment to Office Lease dated February 25, 2021 (the “Fourth Amendment”), as amended by that certain Fifth Amendment to Office Lease dated May 15, 2021 (the “Fifth Amendment”), as amended by that certain Sixth Amendment to Office Lease dated October 18, 2021 (the “Sixth Amendment”), as amended by that certain Seventh Amendment to Office Lease dated April 12, 2022 (the “Seventh Amendment”), as amended by that certain Eighth Amendment to Office Lease dated May 1, 2022 (the “Eighth Amendment”), as amended by that certain Ninth Amendment to Office Lease dated May 13, 2022 (the “Ninth Amendment”), and that certain Tenth Amendment to Office Lease dated December 24, 2022 (the “Tenth Amendment”, collectively, the “Lease”) with respect to certain Premises (as defined in the Original Lease), Additional Premises (as defined in the Second Amendment), Expansion Premises (as defined in the Third Amendment) and Supplementary Premises (as defined in the Sixth Amendment) as more particularly described therein.

B.    Landlord and Tenant have agreed to modify the Lease, subject to and in accordance with the further terms, covenants and provisions of this Amendment.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises contained in this Amendment and other good and valuable considerations, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Definitions. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Lease unless the context expressly requires otherwise.

2.Sublease. Landlord and Tenant hereby acknowledge that concurrently with the execution of this Amendment, Landlord has consented to Tenant’s sublease of a portion of the Expansion Premises and a portion of the Supplementary Premises (together, the “Subleased Premises”) to Aliri USA Inc., a Colorado corporation (“Aliri”), and Nuton, LLC, a Delaware limited liability company (“Nuton”), pursuant to that certain (i) Sublease Agreement dated _____________, 2026, by and between Tenant and Aliri, and (ii) Sublease Agreement dated _____________, 2026, by and between Tenant and Nuton (each, a “Sublease,” and together, the “Subleases”), subject to and in accordance with the terms of (a) a Consent to Sublease dated _____________, 2026, by and among Landlord, Tenant and Aliri, and (b) a Consent to Sublease dated _____________, 2026, by and among Landlord, Tenant and Nuton (each, a “Consent”). The portion of the Subleased Premises subleased to Aliri (the “Aliri Subleased Premises”) and the portion of the Subleased Premises to Nuton (the “Nuton Subleased Premises”) are each more particularly described on Exhibit “A” attached hereto.

3.Lease Term. The Lease Term as to the Premises only is hereby extended for a period of six (6) years commencing on June 1, 2028, and expiring on May 31, 2034 (the “Extension Period”). Tenant has no option to further extend the Lease Term as to the Premises. Notwithstanding anything contained in the Lease to the contrary, the Lease Term with respect to the Aliri Subleased Premises is presently set to expire on May 31, 2032, and Tenant has no option to further extend the Lease Term as to the Aliri Subleased Premises as of the date of this Amendment.

4.Base Rent. Tenant’s obligation for payments of Base Rent during the Extension Period, for the Premises only, shall be as set forth in the chart below:

Month of Extension Period	Minimum Monthly Base Rent	Minimum Annual Base Rent	Annual Rent Rate PSF
June 1, 2028 – May 31, 2029	$256,194.33	$3,074,332.00	$31.00
June 1, 2029 – May 31, 2030	$263,880.16	$3,166,561.96	$31.93

June 1, 2030 – May 31, 2031	$271,813.92	$3,261,767.08	$32.89
June 1, 2031 – May 31, 2032	$279,995.61	$3,359,947.36	$33.88
June 1, 2032 – May 31, 2033	$288,425.23	$3,461,102.80	$34.90
June 1, 2033 – May 31, 2034	$297,102.78	$3,565,233.40	$35.95

5.Base Year. Notwithstanding anything contained in Section 5 of the Summary of Basic Lease Information of the Lease or elsewhere in the Lease to the contrary, during the Extension Period and as to the Premises only, the Base Year shall be calendar year 2028.

6.Termination Right. So long as the Lease is free from default (any required notice having been given and any applicable cure period having expired), Tenant shall have the one time right to terminate the Lease as to the Premises only with such termination to be effective on May 31, 2030 (the “Termination Date”), by delivering to Landlord, on or before May 31, 2029, written notice. On the Termination Date, and as a condition to the termination of the Lease with respect to the Premises only, Tenant shall vacate and surrender the Premises to Landlord on or before the Termination Date in the condition required pursuant to the terms of the Lease. Tenant acknowledges and agrees that the right of termination contained in this paragraph may be exercised, if at all, only by Tenant, and only as to the Premises, and does not apply to any subtenant, including Aliri and Nuton, or the Additional Premises, Expansion Premises and Supplementary Premises.

7.Payments of Rental Obligations. Payments of Base Rent, Tax Expenses, Operating Expenses, Additional Rent or other charges under the Lease shall be paid by (a) wire transfer or ACH transfer of immediately available funds pursuant to such wiring instructions as Landlord may, from time to time, furnish to Tenant, or (b) other electronic payment methods accepted by Landlord at the Shopping Center such as, by way of example, electronic check (e-check), debit or credit card via an online Clickpay portal provided by Landlord to Tenant. Notwithstanding the preceding sentence, subject to the remaining portions of this Paragraph, if Tenant pays any installment of Base Rent, Tax Expenses, Operating Expenses, Additional Rent or other charges under the Lease by check, such check shall be mailed to a designated/specified property lockbox or address provided by Landlord or at such other place as may from time to time be designated by Landlord in writing. Tenant acknowledges and agrees that it shall be responsible for verifying any and all electronic communications directing the transfer of funds or nonpublic personal information even if the electronic communication appears to be from Landlord. Tenant further acknowledges that it will not rely on telephone numbers in such electronic communications in the verification process. In furtherance of the foregoing, prior to initiating the first electronic payment or making any changes in payment methodology, a representative of Tenant shall speak with a known representative of Landlord via a known telephone number in order to verify the details of such payment. Tenant may not rely on any changes in wire instructions or other payment details received via an email, text message or other unverified or unconfirmed source. To the extent that Tenant initiates payment to Landlord via wire transfer, ACH payment or similar electronic means, Tenant bears the burden and the responsibility of assuring that the payment reaches the Landlord, with risk of loss shifting to Landlord only at the time of actual receipt by Landlord. Tenant understands and agrees that Landlord shall not be liable for any loss of funds resulting from a fraudulent wire transfer or any other compromise of wire instructions where Tenant did not follow the verbal verification procedure set forth herein or provided incorrect information, except to the extent caused by Landlord’s gross negligence or intentional misconduct. Notwithstanding anything contained in the Lease to the contrary, Tenant shall, at Tenant’s sole cost and expense, indemnify Landlord Parties against all Claims arising from Tenant’s initiation or execution of a fraudulent, erroneous, or otherwise incorrect wire transfer ACH payment or similar electronic payment; Tenant’s failure to verify wire transfer instructions, ACH payment or similar electronic payment means as required herein; and any third-party claim related to a wire transfer, ACH payment or similar electronic payment initiated by Tenant on impersonation or fraudulent instructions, regardless of how such instructions were received.

8.Notices. Tenant’s address for notices under the Lease shall be amended to be:

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To Tenant:

Recursion Pharmaceuticals, Inc.
41 South Rio Grande Street
Salt Lake City, Utah 84101
Attention: Jessee Dean
E-mail: jesse.dean@recursionpharma.com
Phone: (801) 518-7583

With a copy to:

Holland & Hart LLP
201 South Main Street, Suite 2200
Salt Lake City, Utah 84101
Atten: Adrienne Bell, Esq.

Any phone numbers or email addresses contained in this Amendment are for convenience only and in no event shall notices be transmitted orally or electronically, whether by facsimile, email or text message.

9.“As Is;” Tenant Improvement Allowances. Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvement or alterations, in connection with this Amendment. Tenant acknowledges and agrees that all construction obligations of Landlord under the Lease required as of the date hereof, including, without limitation, payment of any tenant improvement allowances, have been performed in full and accepted.

10.Full Force and Effect. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect. All references in the Lease to “this Lease” shall be deemed references to the Lease as modified by this Amendment.

11.Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures.

12.Estoppel. Tenant hereby affirms by execution of this Amendment that to the best of Tenant’s knowledge as of the date of this Amendment, the Lease is in full force and effect and Tenant does not have any presently existing claims against Landlord or any offsets against any amounts due under the Lease. To the best of Tenant’s knowledge, as of the date of this Amendment, there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease.

[Remainder of this page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to be effective as of the date and year first written above.

LANDLORD:

VESTAR GATEWAY, LLC,
a Delaware limited liability company

By: Gateway Mezzanine, LLC, its Sole Member

By: SLC Gateway Retail, LLC, its Sole Member

By: VGSLM, LLC, a Delaware limited liability company, its Managing Member
TENANT: RECURSION PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ David Larcher	By:	/s/ Najat Khan
Name:	David Larcher	Name:	Najat Khan
Title:	Manager	Title:	CEO and President

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